EXHIBIT 10.6



                              KANEB SERVICES, INC.
                            DEFERRED STOCK UNIT PLAN

     Purpose. This Deferred Stock Unit Plan of Kaneb Services, Inc., a Delaware corporation, is intended to advance the best interests of the Company by providing executives and other key personnel with additional incentive and by increasing their proprietary interest in the success of the Company, thereby encouraging them to continue their service to the Company. By this Plan (as defined below) the Company (as defined below) seeks to establish an orderly compensation plan to more closely align the interests of a Participant (as defined below) with those of the Company's stockholders, in return for the Participant's service to the Company or its subsidiaries.

Definitions.

     "Board of Directors" or "Board" means the Board of Directors of the Company.

     "Change of Control" means, with respect to the Company, the occurrence of any one or more of the following events:

          the acquisitions by any individual or entity of the legal or beneficial ownership of securities of the Company having 20% or more of the total votes that may be cast for the election of directors of the Company;

          the approval by stockholders of the Company of the sale or other disposition of all or substantially all of the assets of the Company (including a plan of liquidation or dissolution) or the merger or consolidation of the Company with or into another corporation, in accordance with the requirements of Certificate of Incorporation of the Company and applicable law; or

          as a result of or in connection with any tender offer, exchange offer, merger or other business combination of the foregoing, the failure of the individuals who are members of the Board of Directors immediately prior to such event to continue to constitute the majority of the Board.

     "Committee" means the Compensation Committee of the Board of Directors, or any successor committee appointed by resolution of the Board.

     "Company" means Kaneb Services, Inc., a Delaware Corporation.

     "Common Stock" means the Common Stock of the Company, no par value.

     "Compensation" means with respect to a salaried employee his or her regular base salary unless otherwise defined from time to time by the Committee.

     "Contribution Period" means the first day of the first payroll period commencing on or after the Initial Valuation Date and ending on the last day of the last payroll period as determined by the Committee and elected by a Participant, during which period the Participant defers Compensation into this Plan.

     "Contributions" means the cumulative amount of Compensation that has been credited to a Participant's Deferred Stock Unit Ledger Account, in accordance with Section 7 hereof.

     "Deferred Stock Unit" or "DSU", means a unit credited to a Participant's Deferred Stock Unit Ledger Account in accordance with Section 7 hereof.

     "Deferred Stock Unit Ledger" or "DSU Ledger" means a record that from time to time reflects the name of each Participant and credits such Participant with the number of DSU's which have been purchased on his or her behalf under the Plan. As each Participant becomes Partially Vested and Fully Vested in DSU's, the record will also indicate the vesting status of the DSU's.

     "Disability" means the inability of a Participant through life-threatening illness or other life-threatening cause, within the judgment of the Committee based on the advice of competent physicians of their selection, to continue in the service of the Company for a consecutive period of six (6) months or more, as determined by the Committee, or if the Participant is determined to be Disabled under the provisions Company's Long-term Disability Insurance Plan.

     "Distribution" means the distribution of KSL Common Shares by the Company to its stockholders pursuant to the Distribution Agreement.

     "Distribution Agreement" means the Distribution Agreement by and among, the Company, KSL and Tax Subsidiaries (as defined therein).

     "Employer" means the Company and any entity that adopts the Plan with the consent of the Company.

     "Entrance Date" means the date on which an Eligible Employee elects to become a Participant in the Plan by delivering to the Company the election authorization described in Section 6 hereof.

     "Eligible Employee" means any officer or other key employee of the Employer or any of its subsidiaries who is eligible to participate in the Plan. In all cases, the determination of whether an officer or other key employee is an "Eligible Employee" shall be made solely by the Committee or its delegate.

     "Final Valuation Date" means, with respect to a Participant, the earlier to occur of the following dates: (1) the date of a Participant's severance from employment with the Employer by reason of death or Disability; (2) the date of a Participant's severance from employment with the Employer; (3) the date on which the Company undergoes a Change of Control; (4) or any date selected by the Participant which is on or after January 1 of the calendar year next succeeding the calendar year in which the Contribution Period ends.

     "Initial Valuation Date" means the date selected by the Committee on which a Participant's DSU Ledger is established as prescribed in Section 7 hereof.

     "KSL" means Kaneb Services LLC, a Delaware limited liability company.

     "KSL Common Share" means a common share of KSL.

     "KSL Deferred Stock Unit Ledger" means a record that from time to time reflects the name of each Participant and credits such Participant with the number of KSL DSU's which have been credited on his or her behalf under the Plan. As each Participant becomes Partially Vested and Fully Vested in KSL DSU's, the record will also indicate the vesting status of the KSL DSU's.

     "KSL DSU" means a unit credited to a Participant's KSL Deferred Stock Unit Ledger in accordance with Section 10 hereof.

     "Participant" means each Eligible Employee who elects to participate in the Plan pursuant to Section 5 hereof.

     "Plan" means this Kaneb Services, Inc. Deferred Stock Unit Plan set forth in this Agreement as it may be amended from time to time.

     "Quarterly Cash Distribution" means the amount of the quarterly cash distribution KSL would have paid to the Participant if he had been the record owner of the aggregate number of KSL Common Shares equal to those number of KSL DSU's credited to the Participant's KSL Deferred Stock Unit Ledger on the relevant date.

     "DSU Value" means:

          on any Final Valuation Date occurring after the end of the full Contribution Period, the dollar value of DSU's determined by multiplying the DSU's credited to the DSU Ledger account of a Participant by the closing sale price per share of the Company's Common Stock on the New York Stock Exchange on such date or, if there is no reported sale on such date, on the last preceding date on which such sale occurred; or

          on any Final Valuation Date prior to the end of the full Contribution Period, provided that a Change of Control has not occurred or the Participant has not died or experienced a Disability, the lesser of (i) the actual dollar amount of compensation deferred as of the Final Valuation Date, or (ii) the amount of cash compensation actually deferred by the Participant as of the Final Valuation Date divided by the amount of total aggregate compensation that was previously calculated on the Initial Valuation Date to be the total expected aggregate amount deferred over the Contribution Period multiplied by the closing price of the Company's Common Stock on the Final Valuation Date (or, if there is no reported sale on such date, on the last preceding day on which any such reported sale occurred), however, if the Final Valuation Date in this Section 2, item Z (2) is caused by the death or Disability of the Participant, or a Change of Control, DSU Value shall mean the greater of (i) the actual dollar amount of compensation deferred as of the Final Valuation Date, or (ii) the amount of cash compensation actually deferred by the Participant as of the Final Valuation Date divided by the amount of total aggregate compensation that was previously calculated on the Initial Valuation Date to be the total expected aggregate amount deferred over the Contribution Period multiplied by the closing price of the Company's Common Stock on the Final Valuation Date (or, if there is no reported sale on such date, on the last preceding day on which any such reported sale occurred)."Fully Vested" shall mean the Participant's DSU Value when computed pursuant to Section 2, item Z (1) above.

     "Fully Vested" shall mean the Participant's DSU Value when computed pursuant to Section 2, item Z(1) above.

     "Partially Vested" shall mean the Participant's DSU Value when computed pursuant to Section 2, item Z (2) above.


Administration.

     The Plan shall be administered by the Committee. The Committee may delegate the Administration of the Plan to an officer or executive of the Company, however the Committee may not delegate its authority to amend, change or terminate the Plan.

     The Committee may make such rules and regulations for the conduct of its affairs, and subject to the provisions of the Plan, interpret the Plan, amend the Plan and make all other determinations and perform such actions as it deems necessary or advisable to administer the Plan.

     No member of the Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Option granted hereunder.

     The Company's Vice President of Human Resources shall report as necessary to the Committee those events with respect to the Plan requiring action, determination, or rulings from the Committee.

     Determination of Eligible Employees. The determination of which executives or other key employees of the Employer are Eligible Employees and thus eligible to participate in the Plan shall be within the sole discretion of the Committee. Upon determining that any executive or other key employee is an Eligible Employee, the Committee shall notify such person in writing.

     Method of Participation. Each Eligible Employee may elect to participate in the Plan by executing and delivering to the Company, on or before the Entrance Date, an election authorization described in Section 6 below. Such eligible employee shall thereby become a Participant effective as of the Entrance Date shall remain a Participant until such Participant or his or her beneficiary, as the case may be, has received payment of the DSU value of such Participant's Deferred Stock Units in accordance with Section 9 hereof, or until such Participant's rights are earlier forfeited as provided in Section 11 hereof. Upon electing to participate, each Participant shall be granted a non-qualified stock option to purchase shares of Common Stock of the Company for a price equal to the closing sale price of the Company's Common Stock on the Initial Valuation Date. The number of shares subject to such non-qualified stock option and vesting provisions attached thereto shall be determined by the Committee in its sole discretion. Upon the grant of such non-qualified stock option to a Participant, the Company and the Participant shall execute a non-qualified stock option agreement.

     Election Authorization. The Company shall furnish to each Eligible Employee an election authorization in such form or forms as the Committee shall prescribe. The election authorization shall request a deferral of pay during the Contribution Period of an amount up to 50% of such Participant's annual Compensation (but not less than 5% of such Participant's annual compensation). No election authorization shall be effective sooner than the next payroll period that begins after the Company's receipt of the election authorization. All amounts deferred in accordance with a Participant's election authorization shall be credited to such Participant's account under the Deferred Stock Unit Ledger, more fully described below. No interest shall be payable on such accounts.

     Establishment and Maintenance of Deferred Stock Unit Ledger. On the Initial Valuation Date, the Company shall establish a Deferred Stock Unit Ledger which shall reflect the name of each Participant and credit to each such Participant's account established thereunder (i) the amounts actually deferred from his or her Compensation in accordance with his or her election authorization and (ii) the number of his or her Deferred Stock Units. For this purpose, the number of DSU's to be credited to the account shall be the number of DSU's determined by dividing (x) the aggregate amount of the Participant's Compensation to be deferred over the Contribution Period by (y) the closing price per share of the Company's Common stock on the New York Stock Exchange on the Initial Valuation Date. As each Participant becomes Partially Vested and Fully Vested as defined in Section 2 above, the DSU Ledger shall also reflect the number of his or her cumulative vested units. Finally, on the Participant's Final Valuation Date, his or her account shall be credited with a dollar amount equal to the DSU value of all his or her Fully Vested or Partially Vested DSU's on such Final Valuation Date.

     Amount and Form of Payment of DSU Value. Upon a Participant's Final Valuation Date, such Participant or his or her beneficiary, as the case may be, shall be entitled to receive an amount equal to the DSU Value of such Participant's Fully Vested or Partially Vested DSU's determined as of such Final Valuation Date. All amounts distributed to Participants or beneficiaries with respect to Final Valuation Dates occurring prior the end of the full Contribution Period as elected by the Participant shall be paid in cash. All amounts distributed to Participants or beneficiaries with respect to Final Valuation Dates occurring after the end of such Contribution Period shall be in shares of the Company's Common Stock. The Company may satisfy its obligation to deliver shares of stock from treasury shares, from authorized but unissued shares of Common Stock, or by repurchasing shares of its Common Stock on the open market. The Company shall, where applicable, issue and deliver to the Participant certificates representing shares of its Common Stock as soon as practicable after the DSU Value of such Participant becomes due and payable hereunder; provided however, that the obligation of the Company to deliver shares of Common Stock shall be postponed for such period of time as may be necessary to register or qualify such shares under the Securities Act of 1933 or any applicable state securities law.

     Timing of Payment of DSU Value. The Employer shall pay to such Participant, or to his or her beneficiary, as the case may be, the DSU Value of the Participant's DSU's in the form determined in accordance with Section 8 above, in a single lump-sum no later than sixty (60) days following such Participant's Final Valuation Date; provided however, that on or before his or her Final Valuation Date, the Participant may elect that his or her Unit Value be paid in accordance with such alternate payment schedule as the Committee in its sole discretion may approve.

     Establishment and Maintenance of KSL Deferred Stock Unit Ledger. Following the Distribution but effective as of the date of the Distribution, the Employer shall establish a KSL Deferred Stock Unit Ledger which shall reflect the name of each Participant and credit to each such Participant's account established thereunder one non-monetary unit equal to one KSL Common Share for every three non-monetary units equal to three shares of Common Stock that is deemed credited to his DSU Ledger as of the record date for the Distribution. Each quarter following the date of the Distribution, the Employer shall also credit to the Participant's KSL Deferred Stock Unit Ledger with an amount equal to the Quarterly Cash Distribution. As of December 31 of each calendar year, the aggregate amount of the Quarterly Cash Distributions credited to his KSL Deferred Stock Unit Ledger shall be credited with interest at the prime rate as published in the Wall Street Journal on the relevant December 31 (or the immediately preceding publication date if there is no publication on the relevant December 31). As each Participant becomes partially vested and fully vested (determined in accordance with Section 11) the KSL Deferred Stock Unit Ledger shall reflect his or her cumulative vested interest therein.

     Vesting of Amounts Credited to the KSL Deferred Stock Unit Ledger. A Participant shall earn fully vested or partially vested interest in amounts credited to his KSL Deferred Stock Unit Ledger in the same pro-rata manner as he earns a Fully Vested or Partially Vested interest in amounts credited to his DSU Ledger for the applicable Contribution Period.

     Amount and Form of Payment of Amounts Credited to the KSL Deferred Stock Unit Ledger. Upon the Participant's Final Valuation Date, the Participant shall be entitled to receive such number of KSL Common Shares as is equal to the Participant's number of vested KSL DSU's credited to his KSL Deferred Stock Unit Ledger. The Employer shall cause to be issued and delivered to the Participant certificates representing such KSL Common Shares. Upon the Participant's Final Distribution Date, the Participant shall also be entitled to receive a cash payment in an amount equal to the aggregate amount of the Participant's vested interest in the Quarterly Cash Distributions (and interest thereon) credited to his KSL Deferred Stock Unit Ledger.

     Timing of Payment of Amounts Credited to the KSL Deferred Stock Unit Ledger. The Employer shall pay to such Participant, or to his or her beneficiary, as the case may be, the Participant's vested interest in the aggregate amount of Quarterly Cash Distributions credited to his KSL Deferred Stock Unit Ledger (and interest thereon), in a single sum no later than sixty
(60) days following such Participant's Final Valuation Date; provided however, that on or before his or her Final Valuation Date, the Participant may elect that such amount be paid in accordance with such alternate payment schedule as the Committee in its sole discretion may approve. The Employer shall cause to be issued to the Participant, or to his or her beneficiary, as the case may be, the number of KSL Common Shares determined in accordance with Section 12 not later than sixty (60) days following such Participant's Final Valuation Date; provided however, that on or before his or her Final Valuation Date, the Participant may elect that such KSL Common Shares be paid in accordance with such alternate payment schedule as the Committee in its sole discretion may approve.

     Beneficiary Designation. Prior to the Initial Valuation Date, each Participant shall file with the Company a beneficiary designation on such form or forms as the Committee shall prescribe naming one or more beneficiaries to succeed to the Participant's right to receive payments hereunder in the event of his or her death. The Participant shall have the right to change such designation from time to time; provided, however, that no such change shall become effective until received in writing by the Committee.

     Forfeiture of Amounts Credited. Notwithstanding any other provision hereof, on a Participant's Final Valuation Date, any amounts credited to the
Participant's DSU Ledger or KSL Deferred Stock Unit Ledger that are not Partially Vested or Fully Vested shall be forfeited.

     Contingent Right to Receive Amounts Under the Plan. The right of each Participant to payment of amounts under the Plan is contingent only and subject to forfeiture as provided in the Plan. Title to and beneficial ownership of any assets, whether cash or investments, which the Employer may set aside or earmark to meet its contingent deferred obligation hereunder, shall at all times remain in the Employer and no Participant or beneficiary shall under any circumstances acquire any interest in any specific assets in the Employer. Nothing contained herein shall be deemed to create a trust of any kind or to create a fiduciary relationship between the Employer or the Committee or the Committee's Designee(s) and a Participant. To the extent that any person acquires a right to receive payments from the Employer under this Plan, such right shall be no greater than that of any unsecured general creditor of the Employer.

     Limitation  on  Rights.  Nothing  in  this  Plan  shall  be  construed  to:


          Give any employee of the Employer any unilateral right to be named an Eligible Employee or a Participant in the Plan;

          Give a Participant any rights whatsoever with respect to shares of Common Stock or KSL Common Shares;

          Give a Participant any rights of a shareholder of the Company or KSL;

          Limit  in  any  way  the  right  of  the   Employer  to   terminate  a
     Participant's employment with the Employer at any time;

          Be evidence of any agreement or understanding, express or implied, that the Employer will engage the services of a Participant in any particular position or at any particular rate of remuneration.

     Dividends and Dilution. The existence of outstanding Deferred Stock Units and KSL DSU's shall not affect in any way the right or power of the Company or its shareholders or KSL or its shareholders to make or authorize any adjustment, recapitalization, reorganization, or any other change in the Company's or KSL's capital structure or its business, any merger or consolidation of the Company or KSL, any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or KSL Common Shares or any right thereto, the dissolution or liquidation of the Company or KSL, any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding whether of a similar character or otherwise.

     Transferability of Contingent Right to Future Payments. No right or payment under this Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber or charge the same shall be void. No right or payment hereunder shall in any manner be liable for or subject to the debts, contracts, liabilities or torts of any person entitled to such benefits. If any Participant or beneficiary hereunder shall become bankrupt or attempt to anticipate, alienate, assign, sell, pledge, encumber or charge any right or benefit hereunder, or if any creditor shall attempt to subject the same to a writ of garnishment, attachment, execution, sequestration, or any other form of process or involuntary lien or seizure, then such right or payment shall, in the discretion of the Committee, either cease and terminate absolutely or be held by the Company for the sole benefit of the Participant or such beneficiary, his or her spouse, children or other dependents, or any of them in such manner and in such proportion as the Committee shall deem proper, free and clear of the claims of any other party whatsoever.

     Adjustments Upon Changes in Common Stock or Common Shares. In the event that the Company or KSL shall effect a split of its Common Stock or KSL Common Shares, or declare a dividend payable in Common Stock or KSL Common Shares, or in the event that the outstanding Common Stock or KSL Common Shares shall be combined into a smaller number of shares, the number of DSU's, or KSL DSU's as the case may be, of any Participant shall be increased or decreased proportionately, in a manner deemed appropriate by the Committee. In the event of a reclassification of Common Stock or KSL Common Shares not encompassed by the foregoing, or in the event of a liquidation or reorganization of the Company or KSL, including a merger, consolidation or sale of assets, the Committee shall make such adjustments, if any, as it may deem appropriate in the number of DSU's, or KSL DSU's as the case may be, of any Participant that are subject to the Plan. The provisions of this Section shall only be applicable if, and only to the extent that, the application thereof does not conflict with any valid government statue, regulation or rule.

     Financial Hardship. Upon written petition of the affected Participant, in a manner specified by the Committee, the Committee may in its sole discretion, with satisfactory documentation from the Participant, determine a Final Valuation Date for the affected Participant. The value at such Final Valuation Date shall be determined as provided for under Section 2, items Z (1) and Z (2) above.

     Withholding Taxes. If the Employer in its discretion determines that it is obligated to withhold any tax in connection with the payment or vesting of benefits hereunder, the Employer may withhold from the Participant's wage or other remuneration the appropriate amount of the tax. At the discretion of the Employer, the amount required to be withheld may be withheld in cash from such wages or other remuneration or in cash or in kind from cash or the Common Stock or KSL Common Shares, respectively deliverable to the Participant under the terms hereof. If the Employer does not withhold an amount from the Participant's wages or other remuneration sufficient to satisfy the withholding obligation of the Employer, the Participant shall be required to make reimbursement on demand, in cash, for the amount underwithheld.

     Amendment or Termination of Plan. The Company may amend this Plan in whole or in part at any time and from time to time. Notice of any such amendment shall be given in writing to each Participant and beneficiary of a deceased participant. No amendment shall operate retroactively to deprive any Participant or beneficiary of any benefit hereunder to which he or she is then entitled. The Company may terminate the Plan at any time. Notice of any such termination shall be given in writing to each participant and beneficiary of a deceased Participant. No such termination shall be operate retroactively to deprive any Participant or beneficiary of any benefit hereunder to which he or she is then entitled.

     Gender. Reference hereunder to the male gender shall be deemed to include the female and neuter genders, unless otherwise stated or indicated by the circumstances.

     Headings. All the headings set forth in this Plan are intended for convenience only and shall not control or affect the meaning, construction or effect of this Plan.

     Severability. In case any term in this Plan shall be held invalid, illegal or unenforceable in whole or in part, neither the validity of the remaining part of such term, nor the validity of the other terms of this Plan, shall in any way be affected thereby.

     Applicable Law. To the extent not in conflict with applicable federal law, the laws of the State of Texas shall govern the validity, construction and interpretation of this Plan.

     Effective Date. This amendment and restatement of the Plan has been approved by the Compensation Committee, effective as of the 7th day of April, 2001.